EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


      Name of Subsidiary                        State of Incorporation
      ------------------                        ----------------------

      Mountain Eagle Homes, Inc.                       Colorado
      Mountain States Lending, Inc.                    Colorado